Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-197817) of Tribute Pharmaceuticals Canada Inc. (the “Company”) of our report dated February 27, 2015, relating to our audit of the Company’s financial statements as of December 31, 2014 and 2013, and for each of the years ended December 31, 2014 and 2013, included in the Company’s annual report on Form 10-K for the year ended December 31, 2014.

/s/ McGovern, Hurley, Cunningham, LLP

Chartered Accountants
Licensed Public Accountants

Toronto, Ontario, Canada
February 27, 2015